As filed with the Securities and Exchange Commission on June 24, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Equity Investment Life Holding Company

(Exact name of registrant as specified in its charter)

Iowa	42-1447959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6000 Westown Parkway

West Des Moines, Iowa 50266

(Address of Principal Executive Offices) (Zip Code)

American Equity Investment Life Holding Company 2009 Employee Incentive Plan

(Full title of the plan)

Wendy C. Waugaman
Chief Executive Officer and President
6000 Westown Parkway
West Des Moines, Iowa 50266
(515) 221-0002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William R. Kunkel
Shilpi Gupta

Skadden, Arps, Slate, Meagher & Flom LLP

155 North Wacker Drive

Chicago, Illinois 60606

(312) 407-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)(4)
Common stock, par value $1 per share	2,500,000 shares	$10.19	$25,475,000	$1,816.37

(1)

Represents the maximum number of shares of common stock of American Equity Investment Life Holding Company (the “Registrant”) issuable under the Registrant’s 2009 Employee Incentive Plan (the “2009 Employee Incentive Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of additional shares which may be issued if the anti-dilution and adjustment provisions of the 2009 Employee Incentive Plan become operative.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average high and low prices per share of common stock as reported on the New York Stock Exchange on June 23, 2010.

(3)

Calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.00007130 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).

(4)

The Registrant previously paid a registration fee of $61,100 with respect to securities that were registered pursuant to the Registrant’s prior registration statement on Form S-3 (Registration Statement No. 333-129694), filed on November 15, 2005, of which $23,022.24 was not used thereunder. In accordance with Rule 457(p) under the Securities Act, $1,816.37 of the unused amount of the registration fee paid with respect to the prior registration statement will be applied to pay the registration fee payable with respect to the securities registered under this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.*

Item 2.         Registrant Information and Employee Plan Annual Information.*

* The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents previously filed by American Equity Investment Life Holding Company (the “Registrant”) with the Commission are incorporated by reference into this registration statement:

(a)                                  the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 10, 2010;

(b)                                 the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 10, 2010;

(c)                                  the Registrant’s Current Reports on Form 8-K, filed with the Commission on March 3, 2010 and April 2, 2010; and

(d)                                 the description of the Registrant’s common stock, which is contained in the Registrant’s registration statement on Form 8-A filed with the Commission on November 26, 2003 (File No. 001-31911) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such prior statement.  Any statement contained in this registration statement shall be deemed to be modified, superseded or replaced to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement.  Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.

Item 4.         Description of Securities.

Not applicable.

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Item 5.         Interests of Named Experts and Counsel.

The validity of the issuance of the shares of the Registrant’s common stock, $1 par value per share, offered hereby will be passed upon for the Registrant by Marla G. Lacey, Associate General Counsel of the Registrant.  As of June 23, 2010, Ms. Lacey beneficially owns 1,157 shares of the Registrant’s common stock and held options to purchase an additional 20,000 shares of the Registrant’s common stock. Ms. Lacey is eligible to participate in the 2009 Employee Incentive Plan.

Item 6.         Indemnification of Directors and Officers.

Section  490.202 of the Iowa Business Corporation Act, or the IBCA, provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, provided that the provision does not eliminate or limit the liability of a director for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; or (4) an intentional violation of criminal law. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The indemnity provisions under Section 490.851 do not apply (1) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Subsection 1 of Section 490.851; or (2) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section  490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation; and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for liability in connection with (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.

The Registrant’s amended articles of incorporation provide that its directors will not be liable to the Registrant or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on the Registrant or its shareholders; (3) a violation of Section 490.833; and (4) an intentional violation of criminal law.

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The Registrant’s amended articles of incorporation also provide that each of its current and former directors who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the Registrant or is or was serving at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law, except liability for (1) a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Registrant or its shareholders; (3) an unlawful distribution to shareholders; and (4) an intentional violation of criminal law. In addition to such indemnification, any such director and any officer are entitled to have any expenses reasonably incurred in defending any such proceeding or any similar proceeding against any officer in advance of its final disposition paid directly by the Registrant to the fullest extent permitted by applicable law.

The Registrant’s bylaws also provide indemnification to its directors on the same terms as the indemnification provided in the Registrant’s amended articles of incorporation.  The Registrant’s bylaws also provide for advances of expenses to its directors and officers on the same terms as provided in the Registrant’s amended articles of incorporation. The indemnification provisions of the Registrant’s bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, the Registrant’s  amended articles of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857, the Registrant maintains insurance coverage for its officers and directors as well as insurance coverage to reimburse the Registrant for potential costs for indemnification of directors and officers.

Item 7.         Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit No.	Description

4.1

Articles of Incorporation, including Articles of Amendment, of American Equity Investment Life Holding Company (incorporated by reference to the Registration Statement on Form 10, filed on May 6, 1999, File No. 000-25985, and Post-Effective Amendment No. 1 to the Registration Statement on Form 10, filed on July 22, 1999, File No. 000-25985, and the Form 10-Q for the period ended June 30, 2000, filed on August 14, 2000, File No. 000-25985)

4.2

Articles of Amendment to Articles of Incorporation of American Equity Investment Life Holding Company (incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed on October 20, 2003, File No. 333-108794)

4.3

Articles of Amendment to Articles of Incorporation of American Equity Investment Life Holding Company (incorporated by reference to the Registration Statement on Form S-3, filed on January 15, 2008, File No. 333-148681)

4.4	Third Amended and Restated Bylaws of American Equity Investment Life Holding Company (incorporated by reference to Form 8-K, filed on September 2, 2008, File No. 001-31911)
5.1	Opinion of Marla G. Lacey, Associate General Counsel of American Equity Investment Life Holding Company*
23.1	Consent of KPMG LLP*
23.2	Consent of Marla G. Lacey (contained in Exhibit 5.1)*
24.1	Powers of Attorney of certain officers and directors (included on the signature page of the registration statement)*
99.1	American Equity Investment Life Holding Company 2009 Employee Incentive Plan (incorporated by reference to Form 8-K, filed on June 9, 2009, File No. 001-31911)

* Filed herewith.

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Item 9.         Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on this 24th day of June, 2010.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Wendy C. Waugaman
Name: Wendy C. Waugaman
Title: Chief Executive Officer and President

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wendy C. Waugaman and John M. Matovina, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities on June 24, 2010.

Signature	Title

/s/ Wendy C. Waugaman	Chief Executive Officer, President and Director
Wendy C. Waugaman	(Principal Executive Officer)

/s/ John M. Matovina	Vice Chairman, Chief Financial Officer, Treasurer and Director
John M. Matovina	(Principal Financial Officer)

/s/ Ted M. Johnson	Vice President – Controller
Ted M. Johnson	(Principal Accounting Officer)

/s/ D.J. Noble	Executive Chairman and Director
D.J. Noble

Director
Joyce A. Chapman

/s/ Steven G. Chapman	Director
Steven G. Chapman

/s/ Alexander M. Clark	Director
Alexander M. Clark

/s/ James M. Gerlach	Director
James M. Gerlach

/s/ Robert L. Hilton	Director
Robert L. Hilton

/s/ Robert L. Howe	Director
Robert L. Howe

/s/ Debra J. Richardson	Director
Debra J. Richardson

Director
A.J. Strickland, III

Director
Harley A. Whitfield

EXHIBIT INDEX

Exhibit No.	Description

4.1

Articles of Incorporation, including Articles of Amendment, of American Equity Investment Life Holding Company (incorporated by reference to the Registration Statement on Form 10, filed on May 6, 1999, File No. 000-25985, and Post-Effective Amendment No. 1 to the Registration Statement on Form 10, filed on July 22, 1999, File No. 000-25985, and the Form 10-Q for the period ended June 30, 2000, File No. 000-25985)

4.2

Articles of Amendment to Articles of Incorporation of American Equity Investment Life Holding Company (incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed on October 20, 2003, File No. 333-108794)

4.3

Articles of Amendment to Articles of Incorporation of American Equity Investment Life Holding Company (incorporated by reference to the Registration Statement on Form S-3, filed on January 15, 2008, File No. 333-148681)

4.4	Third Amended and Restated Bylaws of American Equity Investment Life Holding Company (incorporated by reference to Form 8-K, filed on September 2, 2008, File No. 001-31911)
5.1	Opinion of Marla G. Lacey, Associate General Counsel of American Equity Investment Life Holding Company*
23.1	Consent of KPMG LLP*
23.2	Consent of Marla G. Lacey (contained in Exhibit 5.1)*
24.1	Powers of Attorney of certain officers and directors (included on the signature page of the registration statement)*
99.1	American Equity Investment Life Holding Company 2009 Employee Incentive Plan (incorporated by reference to Form 8-K, filed on June 9, 2009, File No. 001-31911)

* Filed herewith.